Exhibit 23.4

CONSENT OF

MARK A. SLAVEN

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Metals USA Holdings Corp. in the Registration Statement of Metals USA Holdings Corp. on Form S-1 (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

/s/ Mark A. Slaven
Mark A. Slaven

March 17, 2010